Exhibit 99.1

CDTi Strengthens Balance Sheet with Completion of Debt Conversion

Completes steps to regain compliance with NASDAQ’s listing requirements

Significantly reduces debt and cost of capital

Oxnard, California — September 1, 2016 — Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, announced it has successfully converted approximately $8.9 million in total indebtedness into shares of CDTI’s common stock. The debt conversion significantly strengthens the company’s balance sheet and represents the final step in regaining compliance with NASDAQ’s minimum stockholders’ equity rule.

“By restructuring our balance sheet, we have achieved a major milestone in our plan to establish sustainable capital and cost structures for the company,” stated Matthew Beale, CDTi’s CEO. “The equitization of debt provides us with the flexibility to prioritize resource allocation to operating activities as we seek to accelerate the commercialization of our advanced materials and high-value catalyst strategy. In addition to the transformative impact of this transaction on CDTi’s capital structure, we believe it is a testament to our shareholders’ confidence in the long-term prospects for the company. We are now more firmly positioned to achieve sustainable profitability and drive long-term growth.”

On August 25, 2016, CDTi’s shareholders approved debt conversion transactions with Kanis S.A. and Lon E. Bell. Combined with the conversion of convertible debt held by Haldor Topsøe A/S, the company issued 5,498,339 shares of the common stock in exchange for the extinguishment of $8,915,556 of total indebtedness. The company believes it has regained compliance with NASDAQ Listing Rule 5550(b)(1) to maintain a minimum stockholders’ equity of $2,500,000.

Additional information on the transactions will be available in the Company’s Current Report on Form 8-K to be filed with the SEC later today, which will be available on the Company’s website at www.cdti.com.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the effect of the debt conversion on the Company’s balance sheet and cash available for operations, which statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including other factors that might impact the strength of the Company’s balance sheet and its available cash flows, including, but not limited to, the following: (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

###